Exhibit 99.2
DEVRY INC.
PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited Pro Forma Combined Balance Sheet and Pro Forma Combined Statement of Income give effect to DeVry Inc’s (DeVry's or the Company's) acquisition of all the outstanding shares of capital stock of U.S. Education Corporation (“USEC”), which was consummated on September 18, 2008. USEC is the parent organization of Apollo College and Western Career College.  USEC, headquartered in Mission Viejo, California, prepares students for careers in health care through certificate and associate degree programs in such fields as nursing, biotechnology, medical and dental assisting, dental hygiene, respiratory therapy, pharmacy tech, lab tech, physical therapy tech and vet tech.

Total consideration paid for USEC was $301,550,000 in cash, which includes the purchase price of $290,000,000, working capital adjustments of $8,185,000 and direct costs of $3,365,000.  The total consideration was comprised of $135,792,000 of internal cash resources, $120,000,000 of borrowings under DeVry’s existing credit facility and approximately $45,758,000 of borrowings against its outstanding auction rate securities. The final purchase price is subject to adjustment based upon adjustments to actual working capital at the closing date.

The pro forma amounts recorded herein relating to the acquisition are subject to adjustment as DeVry has not yet completed the final allocation of the purchase price.  The purchase price is subject to final closing adjustments, the final valuation of the identifiable intangible assets acquired, and any deferred income tax impact on the aforementioned adjustments.  DeVry expects to finalize the purchase price and complete the allocations no later than the fourth quarter of fiscal 2009.

The pro forma information is based on the historical financial statements of DeVry and USEC and gives effect to the transaction under the purchase method of accounting and the activity associated with financing the transaction with the assumptions and adjustments in the accompanying notes to the Pro Forma Combined Balance Sheet and Pro Forma Combined Statement of Income.  Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at their estimated fair values at the date of acquisition.  The historical carrying values of all assets and liabilities except intangible assets and goodwill approximate fair value.  Accordingly, no adjustments to the corresponding carrying values were recorded with the exception of intangible assets and goodwill.

The unaudited Pro Forma Combined Balance Sheet combines the financial position of USEC and DeVry as of June 30, 2008, as if the acquisition was consummated as of this date.  The unaudited Pro Forma Combined Statement of Income combines the results of operations of USEC with the results of operations of DeVry for the year ended June 30, 2008, as if the acquisition was consummated as of July 1, 2007.

The unaudited pro forma combined financial statements have been prepared by DeVry management based upon the financial statements of DeVry and USEC.  These unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of USEC for the year ended June 30, 2008, contained elsewhere herein, and of DeVry contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission.

Certain reclassifications have been made in the pro forma financial statements to conform USEC’s reported amounts to be consistent with the presentation by DeVry.

DEVRY INC.
PRO FORMA COMBINED BALANCE SHEET
(Dollars in Thousands)
Unaudited
					Pro Forma
	DeVry Inc.	USEC			Combined
	June 30,	June 30,	Pro Forma		June 30,
	2008	2008	Adjustments		2008
ASSETS:
Current Assets:
Cash and Cash Equivalents	$217,199	$19,693	$(135,792	) (a)	$101,100
Marketable Securities	2,308	-	-		2,308
Restricted Cash	4,113	-	-		4,113
Accounts Receivable, Net	55,214	23,706	-		78,920
Deferred Income Taxes	14,975	2,359	-		17,334
Prepaid Expenses and Other	31,779	2,414	-		34,193
Total Current Assets	325,588	48,172	(135,792)		237,968
Land, Buildings and Equipment, net	239,315	19,668	-		258,983
Other Assets:
Intangible Assets, Net	62,847	16,870	61,831	(b) (g)	141,548
Goodwill	308,024	64,999	148,948	(h) (g)	521,971
Perkins Program Fund, Net	13,450	-	-		13,450
Marketable Securities	57,171	-	-		57,171
Other Assets	11,961	957	(634	) (d)	12,284
Total Other Assets	453,453	82,826	210,145		746,424
TOTAL ASSETS	$1,018,356	$150,666	$74,353		$1,243,375

LIABILITIES:
Current Liabilities:
Current Portion of Debt	$-	$13,959	$131,799	(a) (d)	$145,758
Accounts Payable	70,368	3,761	-		74,129
Accrued Salaries, Wages and Benefits	51,300	-	-		51,300
Accrued Expenses	31,175	5,672	(83	) (e)	36,764
Advance Tuition Payments	16,972	4,839	-		21,811
Deferred Tuition Revenue	40,877	20,696	-		61,573
Total Current Liabilities	210,692	48,927	131,716		391,335
Other Liabilities:
Revolving Loan	-	-	20,000	(a)	20,000
Notes Payable	-	10,024	(10,024	) (d)	-
Deferred Income Taxes, Net	22,163	6,346	17,743	(c)	46,252
Deferred Rent and Other	29,512	2,596	(2,309	) (e)	29,799
Total Other Liabilities	51,675	18,966	25,410		96,051
TOTAL LIABILITIES	262,367	67,893	157,126		487,386
SHAREHOLDERS' EQUITY:
Common Stock	724	1	(1	) (f)	724
Preferred Stock A and B	-	72,710	(72,710	) (f)	-
Additional Paid-in Capital	168,405	1,591	(1,591	) (f)	168,405
Retained Earnings	627,064	8,725	(8,725	) (f)	627,064
Accumulated Other Comprehensive Loss	(2,963)	-	-		(2,963)
Treasury Stock, at cost	(37,241)	(254)	254	(f)	(37,241)
TOTAL SHAREHOLDERS' EQUITY	755,989	82,773	(82,773)		755,989
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,018,356	$150,666	$74,353		$1,243,375

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DEVRY INC.
PRO FORMA COMBINED STATEMENT OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
Unaudited

	For The Year Ended June 30, 2008
	Historical		Pro Forma

	DeVry Inc.	US Ed	Adjustments		Combined

REVENUES:

Tuition	$1,004,029	$133,594	$—		$1,137,623
Other Educational	87,804	9,442	—		97,246

Total Revenues	1,091,833	143,036	—		1,234,869

OPERATING COSTS AND EXPENSES:

Cost of Educational Services	503,133	85,094	—		588,227
Loss on Sale of Assets	3,743	—	—		3,743
Impairment of Intangible Assets	—	19,000 (n)	—		19,000
Student Services and Administrative Expense	422,622	37,733	10,992	(i)	471,347

Total Costs and Expenses	929,498	141,827	10,992		1,082,317

Operating Income (Loss)	162,335	1,209	(10,992)		152,552

INTEREST:

Interest Income	10,463	523	(5,123	) (j)	5,863
Interest Expense	(522)	(2,841)	(4,768	) (k) (l)	(8,131)

Net Interest Income (Expense)	9,941	(2,318)	(9,891)		(2,268)

Income Before Income Taxes	172,276	(1,109)	(20,883)		150,284

Income Tax Provision (Benefit)	46,744	(713)	(8,353	) (m)	37,678

NET INCOME (LOSS)	$125,532	$(396)	$(12,530)		$112,606

EARNINGS PER COMMON SHARE:
Basic	$1.76				$1.58
Diluted	$1.73				$1.56
SHARES USED IN EPS CALCULATION:
Basic	71,277				71,277
Diluted	72,406				72,406

CASH DIVIDEND PER COMMON SHARE	$0.12	$0.00	$0.00		$0.12

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DEVRY INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
For the Year Ended June 30, 2008
                            Unaudited

The Pro Forma Combined Balance Sheet combines the financial position of DeVry and USEC as of June 30, 2008, as if the acquisition was consummated as of this date.  In combining the entities, the following pro forma adjustments have been made:

(a) Effective September 18, 2008, DeVry acquired all the outstanding shares of capital stock of USEC for $301,550,000 in cash, which includes the purchase price of $290,000,000, working capital adjustments of $8,185,000 and direct costs of $3,365,000.  The total consideration was comprised of $135,792,000 of internal cash resources, $120,000,000 of borrowings under the Company’s existing credit facility and $45,758,000 of borrowings against its outstanding auction rate securities.

(b) Under the purchase method of accounting, USEC’s assets, including certain identifiable intangible assets, and liabilities are required to be adjusted to reflect their fair values.  The preliminary fair value adjustments and estimated useful lives for USEC's identifiable intangible assets were as follows:

USEC Title IV Eligibility and Accreditations	$57,600,000	Indefinite
Student Relationships	10,900,000	1.5 Years
Curriculum	6,740,000	5 Years
Trade name-Western Career College	1,300,000	1 Year
Trade name-Apollo College	1,000,000	1 Year
Outplacement Relationships	1,161,000	15 Years
	$78,701,000

(c) In connection with closing the transaction, DeVry recorded a long-term deferred tax liability of $24,732,000 resulting from the specifically identified intangible assets recorded in purchase accounting. DeVry also removed a long-term tax liability of $7,946,000 associated with IRS Section 197 Goodwill previously recorded at USEC and removed a long-term deferred tax asset of $957,000 associated with deferred rent which was re-set in purchase accounting (see adjustment (e) below).

(d) DeVry acquired all of the outstanding shares of capital stock of USEC, including repayment of its outstanding financing obligations.  These consisted of $13,959,000 of current obligations and $10,024,000 of long-term obligations both under an existing credit agreement.  In addition, deferred financing fees of $634,000 recorded at USEC and associated with this debt were written off.

(e) The $83,000 current liability and $2,309,000 long-term liability related deferred rent USEC had recorded on various long-term operating leases is eliminated in applying purchase accounting to the transaction.

(f) The equity of the acquired USEC was eliminated upon the purchase and consolidation with DeVry.

(g) The intangible assets and goodwill of the acquired USEC were eliminated upon the purchase and consolidation with DeVry (see (adjustment (b) above).

(h) Goodwill is the excess of the purchase price paid over the fair value of the assets and liabilities acquired. The preliminary goodwill amount is subject to adjustment as DeVry has not yet completed the final allocation of the purchase price.  The purchase price is subject to final closing adjustments, the final valuation of the identifiable intangible assets acquired, and any deferred income tax impact on the aforementioned adjustments.  Preliminary goodwill was calculated as follows:

Total Consideration Paid                                                               $301,550,000
Add: Tax assets and liabilities, net (c)                                                                     17,743,000
Deduct:  Fair Value Adjustments (b)                                                                      (78,701,000)
Net book value of assets acquired after
adjustments in(d),(e)and(g) above                                                         (26,645,000)
Total preliminary goodwill                                                                             $213,947,000

The Pro Forma Combined Statement of Income combines the results of operations of DeVry and USEC as though the acquisition occurred on July 1, 2007.  The period used for USEC in this combination was the fiscal year ended June 30, 2008.   In combining the entities, the following pro forma adjustments have been made based on the preliminary purchase accounting allocations and may change based upon the final purchase price allocation:

 (i) Amortization of intangible assets. The following
 intangible assets as identified in (b) above were determined to have finite lives and require amortization as follows:
Student Relationships - 1.5 year life                                                                             $(7,267,000)
Curriculum - 5 year life                                                                                                      (1,348,000)
Trade names - 1 year life                                                                                                   (2,300,000)
Outplacement Relationships – 15 year life                                                                          (77,000)
                                                      $(10,992,000)

(j)  Elimination of DeVry interest income.  The
invested cash balances of DeVry would be reduced by
the cash used to fund the acquisition as detailed in (a)
above. The interest earned on this invested cash is
eliminated based on the Company’s average investment
interest rate for fiscal 2008 of 3.77%.                                                                         $ (5,123,000)

(If the interest rate on the above investments
were to fluctuate by 1/8%, this would
increase or decrease the interest income
amount used in this pro forma adjustment
$170,000 for the year ended June 30, 2008.)

(k)  Elimination of USEC interest expense and
deferred financing fee amortization.  The
debt associated with this interest was repaid as part of this acquisition and was eliminated in the pro forma
adjustment in (d) above. Interest paid on capital leases by USEC
was not eliminated.                                                    $ 2,798,000

(l) Interest expense on borrowings to effect acquisition as
detailed in adjustment (a) above.  These amounts were
calculated using the average LIBOR in effect during
fiscal 2008, adjusted for DeVry’s required spread on
these rates as follows:
Revolving Credit Facility:
  $120,000,000 x 4.56%
Auction Rate Securities Borrowings:
  $  45,758,000 x 4.56%                                               $(7,566,000)

(If the interest rate on the above debt
were to fluctuate by 1/8%, this would
increase or decrease the interest expense
amount used in this pro forma adjustment
$208,000 for the year ended June 30, 2008.)

(m) Tax effects on above adjustments (j) through (m). The Company’s estimated incremental effective tax rate applicable to this transaction was 40.00% for the year ended June 30, 2008.

(n) In January 2008, the campuses of Apollo College (consisting of two main campuses and six branch campuses owned by Apollo College, Inc. (“ACI”) and one main campus owned by American Institute of Health Technology, Inc. (“AIHT”)) changed their institutional accreditation from ABHES to the Accrediting Council of Independent Collages and Schools (ACICS). In conjunction with this change, $19,000,000 of identified intangible asset value ascribed to accreditation at the time of the acquisitions of AIHT and ACI was written off by USEC.